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                              COMMNET CELLULAR INC.


                                     Issuer


                                       and


                       AMERICAN BANK NATIONAL ASSOCIATION


                                     Trustee

                             _______________________


                                    INDENTURE


                           Dated as of  July   , 1995


                             _______________________



                                  $125,000,000

                          % Subordinated Notes due 2005



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              COMMNET CELLULAR INC.

               Reconciliation and tie between Trust Indenture Act
             of 1939 and Indenture, dated as of              , 1995

Trust Indenture Act Section                                 Indenture Section
- ---------------------------                                 -----------------

   310(a)(1)         . . . . . . . . . . . . . . . .              607
      (a)(2)         . . . . . . . . . . . . . . . .              607
      (a)(3)         . . . . . . . . . . . . . . . .         Not Applicable
      (a)(4)         . . . . . . . . . . . . . . . .         Not Applicable
         (b)         . . . . . . . . . . . . . . . .              613
                                                                  608

      311(a)         . . . . . . . . . . . . . . . .              614
         (b)         . . . . . . . . . . . . . . . .              614

      312(a)         . . . . . . . . . . . . . . . .             1301
                                                                 1302
         (b)         . . . . . . . . . . . . . . . .             1302

      313(a)         . . . . . . . . . . . . . . . .             1303
         (b)         . . . . . . . . . . . . . . . .             1303
         (c)         . . . . . . . . . . . . . . . .             1303
         (d)         . . . . . . . . . . . . . . . .             1303

      314(a)         . . . . . . . . . . . . . . . .          1304, 1011
         (b)         . . . . . . . . . . . . . . . .         Not Applicable
      (c)(1)         . . . . . . . . . . . . . . . .              113
      (c)(2)         . . . . . . . . . . . . . . . .              113
      (c)(3)         . . . . . . . . . . . . . . . .         Not Applicable
         (d)         . . . . . . . . . . . . . . . .         Not Applicable
         (e)         . . . . . . . . . . . . . . . .              113

      315(a)         . . . . . . . . . . . . . . . .              601
         (b)         . . . . . . . . . . . . . . . .              612
                     . . . . . . . . . . . . . . . .             1303
         (c)         . . . . . . . . . . . . . . . .              601
         (d)         . . . . . . . . . . . . . . . .              601
         (e)         . . . . . . . . . . . . . . . .              514

      316(a)         . . . . . . . . . . . . . . . .              101
   (a)(1)(A)         . . . . . . . . . . . . . . . .              502
                                                                  512

   (a)(1)(B)         . . . . . . . . . . . . . . . .              513
      (a)(2)         . . . . . . . . . . . . . . . .         Not Applicable
         (b)         . . . . . . . . . . . . . . . .              508

   317(a)(1)         . . . . . . . . . . . . . . . .              503
      (b)(2)         . . . . . . . . . . . . . . . .              504
         (b)         . . . . . . . . . . . . . . . .             1003

      318(a)         . . . . . . . . . . . . . . . .              114


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                   ARTICLE ONE

             Definitions and Other Provisions of General Application


SECTION 101.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Acquired Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Asset Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Associate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Attributable Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Authenticating Agent. . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Board Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Capital Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Capitalized Lease Obligation. . . . . . . . . . . . . . . . . . . . . .   3
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Cash Equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Company Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Company Request or Company Order. . . . . . . . . . . . . . . . . . . .   4
     Consolidated Interest Expense . . . . . . . . . . . . . . . . . . . . .   4
     Consolidated Net Income (Loss). . . . . . . . . . . . . . . . . . . . .   4

     Conversion Condition. . . . . . . . . . . . . . . . . . . . . . . . . .   4

     Convertible Redemption Date . . . . . . . . . . . . . . . . . . . . . .   5
     Corporate Office. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Credit Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

     Depository. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     Disqualified Capital Stock. . . . . . . . . . . . . . . . . . . . . . .   6
     Disqualified Pops . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Dollar or $ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     EBITDA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Enforcement Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Exchangeable Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Financed Pops . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Incur . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Intercompany Indebtedness . . . . . . . . . . . . . . . . . . . . . . .   8
     Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Interest Swap and Hedging Obligations . . . . . . . . . . . . . . . . .   8
     Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Issue Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Lien. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     MSA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     Net Company Pops. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Net Proceeds Offer. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Pari Passu Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  10
     Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Permitted Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .  10
     Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Place of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Pops. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Predecessor Security. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Productive Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Qualified Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .  12
     Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

     Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Required Filing Dates . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     RSA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Sale and Leaseback Transaction. . . . . . . . . . . . . . . . . . . . .  12

     Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Secured Pops. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

     Security Register and Security Registrar. . . . . . . . . . . . . . . .  13
     Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Senior Secured Credit Facility. . . . . . . . . . . . . . . . . . . . .  13
     Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  13
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     Surviving Person. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     U.S. Government Obligations . . . . . . . . . . . . . . . . . . . . . .  14
     Vendor Financing Indebtedness . . . . . . . . . . . . . . . . . . . . .  14
     Vice President. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

     Weighted Average Life to Maturity . . . . . . . . . . . . . . . . . . .  14
     Wholly Owned Subsidiary . . . . . . . . . . . . . . . . . . . . . . . .  14


SECTION 102.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE. . . . . . . . . . . .  14
SECTION 103.   ACTS OF HOLDERS . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 104.   NOTICES, ETC., TO TRUSTEE AND COMPANY . . . . . . . . . . . .  16
SECTION 105.   NOTICE OF HOLDERS; WAIVER . . . . . . . . . . . . . . . . . .  16
SECTION 106.   EFFECT OF HEADINGS AND TABLE OF CONTENTS. . . . . . . . . . .  17
SECTION 107.   SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . .  17
SECTION 108.   SEPARABILITY CLAUSE . . . . . . . . . . . . . . . . . . . . .  17
SECTION 109.   BENEFITS OF INDENTURE . . . . . . . . . . . . . . . . . . . .  17
SECTION 110.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 111.   LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 112.   COMPLIANCE CERTIFICATES AND OPINIONS. . . . . . . . . . . . .  18
SECTION 113.   CONFLICT WITH TRUST INDENTURE ACT . . . . . . . . . . . . . .  19
SECTION 114.   NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . . . .  19

                                   ARTICLE TWO

                                  Security Form

SECTION 201.   FORM GENERALLY. . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 202.   FORM OF SECURITIES. . . . . . . . . . . . . . . . . . . . . .  20
SECTION 203.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION . . . . . . .  24
SECTION 204.   FORM OF REPURCHASE NOTICE . . . . . . . . . . . . . . . . . .  25
SECTION 205.   SECURITIES IN THE FORM OF A GLOBAL SECURITY . . . . . . . . .  27


                                  ARTICLE THREE

                                 The Securities

SECTION 301.   TITLE AND TERMS . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 302.   DENOMINATIONS . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING. . . . . . . .  27
SECTION 304.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE . . . . .  28
SECTION 305.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES. . . . . . .  29
SECTION 306.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. . . . . . . .  30
SECTION 307.   PERSONS DEEMED OWNERS . . . . . . . . . . . . . . . . . . . .  31
SECTION 308.   CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 309.   COMPUTATION OF INTEREST . . . . . . . . . . . . . . . . . . .  31


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . .  32
SECTION 402.   APPLICATION OF TRUST MONEY. . . . . . . . . . . . . . . . . .  33


                                  ARTICLE FIVE

                                    Remedies


SECTION 501.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. . . . . . .35
SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
               BY TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . . . . .37
SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES . .38
SECTION 506.   APPLICATION OF MONEY COLLECTED. . . . . . . . . . . . . . . . .38

SECTION 507.   LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . . . .  38
SECTION 508.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
               PREMIUM ANDINTEREST . . . . . . . . . . . . . . . . . . . . .  39
SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES. . . . . . . . . . . . . .  39
SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE. . . . . . . . . . . . . . . .  39
SECTION 511.   DELAY OR OMISSION NOT WAIVER. . . . . . . . . . . . . . . . .  40
SECTION 512.   CONTROL BY HOLDERS. . . . . . . . . . . . . . . . . . . . . .  40
SECTION 513.   WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . . . .  40
SECTION 514.   UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . . . .  41
SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS. . . . . . . . . . . . . . .  41


                                   ARTICLE SIX

                                   The Trustee


SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES . . . . . . . . . . . . .  42
SECTION 602.   CERTAIN RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . .  43
SECTION 603.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. . . .  44
SECTION 604.   MAY HOLD SECURITIES . . . . . . . . . . . . . . . . . . . . .  44
SECTION 605.   MONEY HELD IN TRUST . . . . . . . . . . . . . . . . . . . . .  44
SECTION 606.   COMPENSATION AND REIMBURSEMENT. . . . . . . . . . . . . . . .  45
SECTION 607.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY . . . . . . . . . . .  45
SECTION 608.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR . . . . . .  45
SECTION 609.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. . . . . . . . . . . .  47
SECTION 610.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS .  47
SECTION 611.   APPOINTMENT OF AUTHENTICATING AGENT . . . . . . . . . . . . .  47
SECTION 612.   NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . .  49
SECTION 613.   DISQUALIFICATION; CONFLICTING INTERESTS . . . . . . . . . . .  49
SECTION 614.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY . . . . . .  50


                                  ARTICLE SEVEN

              Consolidation, Merger, Conveyance, Transfer or Lease


SECTION 701.   COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS . . . . .  50
SECTION 702.   SUCCESSOR SUBSTITUTED . . . . . . . . . . . . . . . . . . . .  50


                                  ARTICLE EIGHT

                             Supplemental Indentures

SECTION 801.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. . . . . .  51
SECTION 802.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS . . . . . . .  51
SECTION 803.   EXECUTION OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . . .  53
SECTION 804.   EFFECT OF SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . .  53
SECTION 805.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES. . . . . .  53
SECTION 806.   NOTICE OF SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . .  53
SECTION 807.   CONFORMITY WITH TRUST INDENTURE ACT . . . . . . . . . . . . .  53


                                  ARTICLE NINE

                        Meetings of Holders of Securities


SECTION 901.   PURPOSES FOR WHICH MEETINGS MAY BE CALLED . . . . . . . . . .  54
SECTION 902.   CALL, NOTICE AND PLACE OF MEETINGS. . . . . . . . . . . . . .  54
SECTION 903.   PERSONS ENTITLED TO VOTE AT MEETINGS. . . . . . . . . . . . .  54
SECTION 904.   QUORUM; ACTION. . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 905.   DETERMINATION OF VOTING RIGHTS;
               CONDUCT AND ADJOURNMENT OF MEETINGS.. . . . . . . . . . . . .  55
SECTION 906.   COUNTING VOTES AND RECORDING ACTION OF MEETINGS . . . . . . .  56
SECTION 907.   ACTION BY WRITTEN CONSENT . . . . . . . . . . . . . . . . . .  56


                                   ARTICLE TEN

                                    Covenants


SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. . . . . . . . . .  57
SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . . . . .  57

SECTION 1003.  MONEY FOR SECURITIES; PAYMENTS TO BE HELD
               IN TRUST; NOTICE REGARDING PAYING AGENTS. . . . . . . . . . .  58

SECTION 1004.  EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 1005.  MAINTENANCE OF PROPERTIES . . . . . . . . . . . . . . . . . .  59

SECTION 1006.  PAYMENT OF TAXES AND OTHER CLAIMS . . . . . . . . . . . . . .  60

SECTION 1007.  LIMITATION ON TRANSACTIONS WITH AFFILIATES. . . . . . . . . .  60
SECTION 1008.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS . . . . .  60
SECTION 1009.  LIMITATION ON RESTRICTED PAYMENTS . . . . . . . . . . . . . .  61
SECTION 1010.  LIMITATION ON DIVIDEND AND OTHER PAYMENT
               RESTRICTIONS AFFECTING SUBSIDIARIES . . . . . . . . . . . . .  63
SECTION 1011.  PROVISION OF FINANCIAL INFORMATION. . . . . . . . . . . . . .  64
SECTION 1012.  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . .  64
SECTION 1013.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .  64

SECTION 1014.  PROHIBITION ON INCURRENCE OF SUBSIDIARY INDEBTEDNESS. . . . .  65

SECTION 1015.  ANNUAL STATEMENTS BY OFFICERS AS TO DEFAULT . . . . . . . . .  65

SECTION 1016.  WAIVER OF CERTAIN COVENANTS . . . . . . . . . . . . . . . . .  65
SECTION 1017.  LIMITATION ON LIENS WITH RESPECT TO PARI PASSU
               OR SUBORDINATED INDEBTEDNESS. . . . . . . . . . . . . . . . .  65



                                 ARTICLE ELEVEN

                            Redemption of Securities


SECTION 1101.  RIGHT OF REDEMPTION . . . . . . . . . . . . . . . . . . . . .  66
SECTION 1102.  APPLICABILITY OF ARTICLE. . . . . . . . . . . . . . . . . . .  66
SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE . . . . . . . . . . . .  66
SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED . . . . . .  66
SECTION 1105.  NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . . .  67
SECTION 1106.  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . . . . .  68
SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE . . . . . . . . . . . .  68
SECTION 1108.  SECURITIES REDEEMED IN PART . . . . . . . . . . . . . . . . .  68


                                 ARTICLE TWELVE

                           Subordination of Securities


SECTION 1201.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS . . . . . . . .  69
SECTION 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. . . . . . . .  69
SECTION 1203.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. . . . . . . .  70
SECTION 1204.  PAYMENT PERMITTED IF NO DEFAULT . . . . . . . . . . . . . . .  72
SECTION 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS . . .  72
SECTION 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS . . . . . . . . .  73
SECTION 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION . . . . . . . . . . . . .  73
SECTION 1208.  NO WAIVER OF SUBORDINATION PROVISIONS . . . . . . . . . . . .  73
SECTION 1209.  NOTICE TO TRUSTEE . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 1210.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT 75
SECTION 1211.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. . .  75
SECTION 1212.  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR
               INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. . . . . . . .  75
SECTION 1213.  ARTICLE APPLICABLE TO PAYING AGENTS . . . . . . . . . . . . .  75
SECTION 1214.  CERTAIN CONVERSIONS DEEMED PAYMENT. . . . . . . . . . . . . .  76
SECTION 1215.  OFFICER'S CERTIFICATE . . . . . . . . . . . . . . . . . . . .  76

                                ARTICLE THIRTEEN

                Holders' Lists and Reports by Trustee and Company


SECTION 1301.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS . .  76
SECTION 1302.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS. . . .  77
SECTION 1303.  REPORTS BY TRUSTEE. . . . . . . . . . . . . . . . . . . . . .  78
SECTION 1304.  REPORTS BY COMPANY. . . . . . . . . . . . . . . . . . . . . .  78



                                ARTICLE FOURTEEN

                     Repurchase of Securities at the Option
                      of the Holder Upon Change in Control


SECTION 1401.  RIGHT TO REQUIRE REPURCHASE . . . . . . . . . . . . . . . . .  79
SECTION 1402.  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.. . . . .  79
SECTION 1403.  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . .  81



                                 ARTICLE FIFTEEN

                       Defeasance and Covenant Defeasance


SECTION 1501.  COMPANY'S OPTION TO EFFECT DEFEASANCE
               OR COVENANT DEFEASANCE                                         82
SECTION 1502.  DEFEASANCE AND DISCHARGE.                                      82
SECTION 1503.  COVENANT DEFEASANCE.                                           83
SECTION 1504.  CONDITIONS TO DEFEASANCE OR COVENANT
               DEFEASANCE                                                     83
SECTION 1505.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS
               TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS                  85
SECTION 1506.  REINSTATEMENT                                                  86

          INDENTURE, dated as of July ___, 1995, between CommNet Cellular Inc., a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company"), having its principal office at 5990 Greenwood Plaza Boulevard, Suite 300, Engelwood, Colorado 80111, and American Bank National Association, a corporation duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee") having its principal office at 101 East Fifth Street, St. Paul, Minnesota 55101.


                             RECITALS OF THE COMPANY


          The Company has duly authorized the creation of an issue of its Subordinated Notes due 2005 (hereinafter called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.


          All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.   DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;


          (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (3) certain terms, used principally within a particular Article of this Indenture, may be defined in that Article. All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.


          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition.

          "Act", when used with respect to any Holder, has the meaning specified in Section 103.


          "Affiliate" of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. For the purposes of this definition, the term "control" when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated", "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 1007, the term "affiliate" shall include any Person who, as a result of any transaction described in Section 1007, would become an Affiliate.



          "Asset Sale" means the sale, lease (other than an operating lease), assignment or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) by the Company or one of its Subsidiaries to any Person other than the Company or one of its Subsidiaries of
(i) any capital stock of any Subsidiary or (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company. For the purposes of this definition, the term "Asset Sale" shall not include the sale or other disposition of Capital Stock of the Company.


          "Associate" has the meaning specified in Section 1403.


          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semi-annually) of the obligation of the lessee of the property subject to such Sale and Leaseback Transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

          "Capitalized Lease Obligation" means the discounted present value of the rental obligations under any Capital Lease.

          "Capital Stock" means (i) with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any other Person formed other than as a corporation, any and all partnership or other equity interest of such other Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above, and (vii) corporate debt obligations maturing within one year from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating from Standard & Poor's Corporation and Moody's Investors Service.

          "Change in Control" has the meaning specified in Section 1403.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Notice" has the meaning specified in Section 1402.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.


          "Consolidated Interest Expense" means, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation, the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period), determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP consistently applied.



          "Consolidated Net Income (Loss)" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person on a consolidated basis for such period, as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) and the non-recurring cumulative effect of accounting changes, (ii) the portion of net income (or loss) of such Person and its consolidated Persons allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Persons, (iii) net income (or loss) of any Person combined with such Person or one of its consolidated Persons on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains or losses (on an after-tax basis) in respect of any Asset Sales by such Person or one of its consolidated Persons (net of fees and expenses relating to the transaction giving rise thereto), and (v) all management fees, or other income relating to services that are in the nature of management, corporate overhead or administrative services, to the extent cash is not actually received by such Person with respect to such services.



          "Conversion Condition" means the conversion of a majority in aggregate principal amount (i.e. not less than $37,374,000 aggregate principal amount) of the Company's outstanding 6 3/4% Convertible Subordinated Debentures due 2009 by the holders thereof on or prior to the Convertible Redemption Date into shares of the common stock of the Company.


          "Convertible Redemption Date" means 11:00 A.M. New York City time on July , 1995.

          "Corporate Office" means the principal office of the Trustee in the city of St. Paul, Minnesota, at which at any particular time its corporate trust business shall be administered, which office is on the date of this Indenture located at American Bank National Association, 101 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Administration.


          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Covenant Defeasance" has the meaning specified in Section 1503.


          "Credit Agreements" means the Amended and Second Restated Loan Agreement for RSAs, dated as of March 31, 1993, as amended by Amendment No. 1 thereto dated as of August 2, 1993 and Amendment No. 2 thereto dated as of February 22, 1994, between Cellular, Inc. Financial Corporation and National Bank for Cooperatives (now known as CoBank, ACB) and the Amended and Restated Loan Agreement for MSAs, dated as of March 31, 1993, as amended by Amendment No. 1 thereto dated as of August 2, 1993 and Amendment No. 2 thereto dated as of February 22, 1994 between Cellular, Inc. Financial Corporation and National Bank for Cooperatives (now known as CoBank, ACB) and any related notes, any related security agreements, any related letters of credit and any other related documents, as such agreements may be amended, supplemented or modified from time to time including any and all refinancings, modifications, replacements, renewals, restatements, refundings, deferrals, extensions, substitutions, supplements or reissuances, including any agreement increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is Incurred it would not be prohibited by Section 1008.


          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 306.

          "Defeasance" has the meaning specified in Section 1502.


          "Depository" means, unless otherwise specified by the Company pursuant to Section 205, with respect to Securities or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.



          "Designated Senior Indebtedness" means (i) the Indebtedness outstanding under the Credit Agreements and the Guaranty, including letters of credit and reimbursement obligations in respect thereof, (ii) the Company's 11 3/4% Senior Subordinated Discount Notes due 2003 and (iii) any other Senior Indebtedness permitted under the Indenture having a principal amount of at least $20 million that is designated as "Designated Senior Indebtedness" by written notice from the Company to the Trustee.


          "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.


          "Disqualified Pops" means Pops (to the extent such Pops are included in Net Company Pops) in those MSAs and RSAs in which the Company directly or indirectly has an ownership interest in the entity licensed by the FCC to operate a cellular telephone system in such MSAs and RSAs, to which entity a Person other than the Company, a Wholly Owned Subsidiary of the Company or the lender(s) under a Senior Secured Credit Facility as to which the Company or a Wholly Owned Subsidiary of the Company is acting as the primary obligor or guarantor of all obligations thereunder, as of the date of determination, directly or indirectly provides debt financing.


          Dollar or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

          "EBITDA" means, for any Person, for any period, an amount equal to:


          (A) the sum of (i) Consolidated Net Income (Loss) for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (Loss) and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income (Loss) for such period, all determined in accordance with GAAP consistently applied, minus

          (B) the sum of (i) all non-cash items increasing Consolidated Net Income for such period and (ii) interest income for such period, all for such Person on a consolidated basis its determined in accordance with GAAP consistently applied.


          "Enforcement Notice" has the meaning specified in Section 1203.

          "Event of Default" has the meaning specified in Section 501.


          "Exchange Act" means the Securities Exchange Act of 1934, as amended.


          "Exchangeable Stock" of any issuer means any Capital Stock which is exchangeable or convertible into a debt security of such issuer or any of its Subsidiaries.

          "FCC" means the Federal Communications Commission.


          "Financed Pops" means the sum of, without duplication, (i) Net Company Pops, plus (ii) Secured Pops, minus (iii) Disqualified Pops.



          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Account Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect from time to time in the United States.




          "Global Security", when used with respect to any Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the then Outstanding Securities or any portion thereof, in either case having the same terms, including the same date or dates on which principal is due and interest rate or method of determining interest.


          "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.


          "Guaranty" means the Amended and Second Restated Guaranty dated March 31, 1993, as amended by Amendment No. 1 thereto dated as of August 2, 1993 and Amendment No. 2 thereto dated as of February 22, 1994, given by the Company for National Bank for

Cooperatives (now known as CoBank, ACB) and any related security agreement, as in effect or amended from time to time, including any and all refinancings, modifications, replacements, renewals, restorations, deferrals, extensions, substitutions, supplements or reissuances, including any agreement increasing the amount of Indebtedness guaranteed thereunder or available to be guaranteed thereunder, provided that on the date such Indebtedness is Incurred it would not be prohibited by Section 1008.


          "Holders", when used with respect to any Security, means in the case of a Security the Person in whose name the Security is registered in the Security Register.


          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Company will be deemed to have been Incurred at the time it becomes such a Subsidiary. Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness incurred in compliance with Section 1008, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.



          "Indebtedness" of a Person means, without duplication, (a) all debt of such Person which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, but excluding any other trade accounts payable or accrued liabilities arising in the ordinary course of business, (b) Capitalized Lease Obligations, (c) Attributable Debt, (d) all obligations of such Person under Interest Swap and Hedging Obligations, (e) Disqualified Capital Stock of such Person, (f) any debt or obligation of others secured by a Lien on the assets of such Person, whether or not such debt or obligation is assumed or guaranteed by such Person, (g) any debt or obligations assumed or guaranteed by such Person (but only to the extent assumed or guaranteed by such Person) if the debt or obligation of the other Person is of the type referred to in clause (a), (b), (c), (d), (e) and (h) amendments, renewals, extensions, modifications and refundings of any debt or obligations referred to in clause
(a), (b), (c), (d) or (e). The outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date. With respect to clause (e), the amount of Indebtedness shall equal the liquidation preference.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Intercompany Indebtedness" means (i) Indebtedness Incurred by the Company or a Subsidiary from Cellular, Inc. Financial Corporation, (ii) loans and advances from the Company to a Subsidiary made in the ordinary course of business and (iii) loans and advances from the Company to a Wholly Owned Subsidiary of the Company.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Swap and Hedging Obligations" means any obligations of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreements provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

          "Investment" means any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest by way of loan, advance or capital contribution. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined in good faith by management of the Company unless the fair market value of such Investment exceeds $5 million, in which case such fair market value shall also be determined in good faith by the Board of Directors or other equivalent governing body of the Company at the time such Investment is made.


          "Issue Date" means July __, 1995.


          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "MSA" means a Metropolitan Statistical Area, as initially licensed by the FCC.


          "Net Company Pops" means the aggregate number of Pops in those MSAs and RSAs in which the Company directly or indirectly has an ownership interest in the entity licensed by the FCC to operate a cellular telephone system in those MSAs or RSAs, multiplied by the Company's net ownership interest in such entity.

          "Net Proceeds Offer" has the meaning specified in Section 1012.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;


          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;


          (iii) Securities which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

          (iv) Securities, except to the extent provided in Sections 1502 and 1503, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fifteen;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee that it has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Pari Passu Indebtedness" means any Indebtedness of the Company that is PARI PASSU in right of payment to the Securities.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or premium or interest on any Securities on behalf of the Company.


          "Permitted Indebtedness" means (i) the Securities issued pursuant to this Indenture in an aggregate principal amount not to exceed $125 million, (ii) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (iii) Indebtedness Incurred under or pursuant to the Credit Agreements in an aggregate principal amount at any time outstanding not to exceed $165 million, LESS the amount of Indebtedness under the Credit Agreements exchanged, extended, refinanced, renewed, replaced, substituted for or with the proceeds of Indebtedness Incurred pursuant to clause (v) below, (iv) additional Indebtedness incurred for any purpose not to exceed, at any time outstanding, $20 million (v) Indebtedness created, Incurred, issued, assumed or given in exchange for, or the proceeds of which are used substantially concurrently to, extend, refinance, renew, replace, substitute or refund such Indebtedness, including any additional Indebtedness Incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness"); provided that (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness so extended, refinanced renewed replaced, substituted or refunded plus any amounts Incurred to pay premiums and fees in connection therewith; and
(B) if the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded is equal to or greater than the Weighted Average Life to Maturity of the Securities, then the Refinancing Indebtedness shall have no installments of principal (or redemption payment) scheduled to come due on or prior to the Stated Maturity of the Securities, provided that subclause (B) of this clause (v) will not apply to any refunding or refinancing of the Credit Agreements and (vi) Intercompany Indebtedness.



          "Permitted Investments" means in the case of the Company or its Subsidiaries, (i) an Investment related to the business of the Company and its Subsidiaries as it is conducted on the Issue Date, including, but not limited to, joint ventures existing on the Issue Date, (ii) Investments in the Company by any Subsidiary or Investments by the Company or any Subsidiary (including acquisitions) in any other Person, if after giving effect of any such Investment, such Person would be a Wholly Owned Subsidiary of the Company, (iii) Investments in cash and Cash Equivalents, and (iv) Investments in Productive Assets.


          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Place of Payment" has the meaning specified in Section 301.


          "Pops" means the estimated total population of an MSA or a RSA, based upon the most recently available Strategic Marketing Inc. population estimates or, if Strategic Marketing Inc. no longer publishes such information, other similar market service of general acceptance in the cellular telephone industry.


          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 305 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the business of the Company and its Subsidiaries as it is conducted on the Issue Date.


          "Purchase Money Obligations" means Indebtedness of any Person secured by Liens (i) on property purchased, acquired or constructed after the Issue Date and used in the ordinary course of business and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; PROVIDED THAT the aggregate principal amount of Indebtedness secured thereby shall not, at the time such Indebtedness is Incurred, exceed 100% of the purchase price to such Person of the assets subject to such Lien .


          "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment
Date means the               or               (whether or not a Business Day),
as the case may be, next preceding such Interest Payment Date.

          "Repurchase Date", when used with respect to any Security to be repurchased, means the date that is 45 days after the date that the Company gives notice of the Change in Control relating to such Repurchase Date.

          "Required Filing Dates" has the meaning specified in Section 1011.

          "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee in its corporate trust department or similar group administering the trusts hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.


          "RSA" means a Rural Service Area, as initially licensed by the FCC.



          "Sale and Leaseback Transaction" of any Person means any direct arrangement with any other Person or to which such other Person is a party providing for the leasing by such Person of any property, whether owned by such Person at the Issue Date or later acquired, which has been or is to be sold or transferred by such Person to such other Person or to any other Person from whom funds have been or are to be advanced by such other Person on the security of such property. The Stated Maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.


          "Securities Act" means the Securities Act of 1933, as amended.


          "Secured Pops" means the aggregate number of Pops in those MSAs and RSAs in which the Company directly or indirectly has an ownership interest in the entity licensed by the FCC to provide cellular telephone service in such MSAs and RSAs and to which entity, as of the date of determination, any of (i) the Company, (ii) a Wholly Owned Subsidiary of the Company or (iii) the lender(s) pursuant to a Senior Secured Credit Facility pursuant to which the Company or a Wholly Owned Subsidiary of the Company is the primary obligor or guarantor of all obligations thereunder, directly or indirectly provides financing, and in which, in each case, all or substantially all of the assets (except assets which may be encumbered by Purchase Money Obligations) are pledged to the Company, a Wholly Owned Subsidiary of the Company or such lender(s) on a perfected first priority basis.


          "Security Register and Security Registrar" have the respective meanings specified in Section 304.


          "Senior Indebtedness" means all amounts payable under (a) the Credit Agreements; (b) the Company's obligations under the Guaranty; (c) Capitalized Lease Obligations of the Company; (d) Attributable Debt and (e) all other Indebtedness of the Company whether outstanding on the Issue Date or thereafter created, incurred or assumed, other than (i) the Securities, and (ii) any Indebtedness which provides or in respect of which any instrument creating or evidencing such Indebtedness or pursuant to which the same is outstanding it is provided that such Indebtedness is not superior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) Indebtedness that is represented by Disqualified Capital Stock, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) Indebtedness of the Company to any Subsidiary or other Affiliate of the Company, except for any such Indebtedness that is pledged to secure Indebtedness Incurred pursuant to the Credit Agreements, (iv) trade payables, (v) Indebtedness incurred in violation of the Indenture (other than Indebtedness outstanding under a Senior Secured Credit Facility), and (vi) Indebtedness which when incurred is without recourse to the Company or any Subsidiary.




          "Senior Secured Credit Facility" shall mean the Amended and Second Restated Loan Agreement for RSAs, dated as of March 31, 1993 as amended by Amendment No. 1 thereto dated as of August 2, 1993 and Amendment No. 2 thereto dated as of February 22, 1994 between Cellular, Inc. Financial Corporation and National Bank for Cooperatives (now known as CoBank, ACB) and the Amended and Second Restated Loan Agreement for MSAs dated as of March 31, 1993 as amended by Amendment No. 1 thereto dated as of August 2, 1993 and Amendment No. 2 thereto dated as of February 22, 1994 between Cellular, Inc. Financial Corporation and National Bank for Cooperatives (now known as CoBank, ACB) and any related notes, security agreements, letters of credit, as such documents may be amended, supplemented or modified from time to time and any successor senior secured credit agreement that may be entered into by the Company or the Subsidiaries.


          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.

          "Stated Maturity", when used with respect to any Security, any other Indebtedness or any installment of interest thereon, means the date specified in such Security or Indebtedness as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company, subordinated in right of payment to the Securities.

          "Subsidiary," with respect to any Person, means (i) any corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person owns, at the time, a majority of the general partner interests in such partnership or (iii) any other Person of which at least a majority of the voting interest under ordinary circumstances is, at the time, directly or indirectly owned by such Person.

          "Surviving Person" has the meaning set forth in Section 701.

          "Transfer Agent" means any Person, which may be the Company, authorized by the Company to receive the Securities for exchange or registration of transfer of Securities.

          "Trust Indenture Act" means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 807.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "U.S. Government Obligations" has the meaning set forth in Section
1504.

          "Vendor Financing Indebtedness" means, with respect to any Person, an obligation owed by such Person to a vendor of any property or materials used in such Person's business, or to a bank or other financial institution that has financed or refinanced the purchase or lease of such property or materials from such a vendor, in each case solely in respect of the purchase price or lease of such property or materials, or of any services provided by such vendor (and only, in the case of any such obligation owed to such a bank or financial institution, to the extent and for as long as such obligation is guaranteed by, or secured by property or assets of such vendor).


          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.


          "Wholly Owned Subsidiary" means a Subsidiary of the Company, all of the outstanding equity interests of which are owned by the Company or another wholly owned Subsidiary.


SECTION    FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificates or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 103.   ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing, (2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Nine, or (3) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 906.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to make acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person and the date of his holding the same, shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 104.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,


               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if first class postage prepaid in writing and mailed to or with the Trustee at its Corporate Office,
     Attention: Corporate Trust Department, or telecopied and confirmed by mail, first-class postage prepaid as provided above, or by overnight delivery, to the Trustee at Corporate Trust Department, American Bank National Association, 101 East Fifth Street, St. Paul, Minnesota 55101 telecopy:
     (612-229-6415) or



               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or telecopied to: (303-694-3293) and confirmed by mail, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.



SECTION 105.   NOTICE OF HOLDERS; WAIVER.

          Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

          In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION    EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 107.   SUCCESSORS AND ASSIGNS.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 108.   SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 109.   BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 110.   GOVERNING LAW.


          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.



SECTION 111.   LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Repurchase Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) of the Securities need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or Repurchase Date, or at the Stated Maturity, provided that no interest shall be paid on such Business Day for the intervening period.


SECTION 112.   COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Unless expressly otherwise specified with respect to any certificate or opinion provided for in this Indenture, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 113.   CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.


 SECTION 114.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                                   ARTICLE TWO

                                  Security Form

SECTION 201.   FORM GENERALLY.

          The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The Trustee's certificate of authentication shall be in substantially the form set forth in this Article.

          Repurchase notices shall be in substantially the form set forth in this Article.

          The Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202.   FORM OF SECURITIES.



                            Form of Face of Security


                              COMMNET CELLULAR INC.

                       ______% Subordinated Note due 2005

No. _____________________                    $______________________


          COMMNET CELLULAR INC., a corporation duly organized and existing under the laws of Colorado (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________________, or registered assigns, the principal sum of __________________________________
Dollars on ___________, 2005, and to pay interest thereon on ____, 199X and
semi-annually thereafter on            and             in each year, from ____,
199X, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of % per annum; PROVIDED, HOWEVER, that in the event that the Conversion Condition is satisfied on or prior to the Convertible Redemption Date, from and after the Convertible Redemption Date, the Securities will bear interest at the rate of % per annum, until the principal hereof is paid or duly provided for; and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.



          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___________ or _________ (whether or not a Business
Day), next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner.



          Payment of the principal of (and premium, if any) on this Security will be made at the office of the Trustee, or at such other office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest on this

Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.


          Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated as of _________________


                                                  COMMNET CELLULAR INC.


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:

(Corporate Seal)
Attest:

- -----------------------------
Name:
Title:

                                [Form of Reverse]


          This Security is one of a duly authorized issue of Securities of the
Company designated as its   % Subordinated Notes due 2005 (herein called the
"Securities"), limited in aggregate principal amount to $125,000,000 issued and to be issued under an Indenture, dated as of ___________, 1995 (herein called the "Indenture"), between the Company and American Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. In the event that the Conversion Condition is satisfied, from and after the Convertible Redemption Date, the Securities shall be known and designated as the
"   % Subordinated Notes due 2005" of the Company and a notation shall be made hereon or an exchange hereof will be made by the Trustee in accordance with the Indenture. The Securities are issuable as registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company initially appoints the agent of the Trustee, to serve as such office.


          The Securities may be redeemed at the Company's option upon notice as described in the Indenture, in whole or in part from time to time, at any time on or after ___________, 2000 at the following Redemption Prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning ___________ on the year indicated, plus, in each case, accrued interest thereon to the date of redemption:
                                   Redemption
                  Year                Price
                  ----             -----------
                  2000                     %
                  2001                     %
                  2002                     %
and thereafter at a Redemption Price equal to 100% of the principal amount redeemed.

          If at any time there occurs a Change in Control (as defined in the Indenture) of the Company, then each Holder of a Security shall have the right, at the Holder's option, to require the Company to repurchase all or any portion of such Holder's Securities (in $1,000 denominations or integral multiples thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in the Indenture) of such Change in Control, at a purchase price equal to 101% of the principal amount of Securities to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date.

          To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company in the Company Notice) on or before the 30th day after the date of the Company Notice the Securities to be so repurchased duly endorsed for transfer to the Company and accompanied by the repurchase notice hereon duly completed and executed. Such written notice shall be irrevocable.

          The Securities are not subject to any sinking fund.

          In the case of a Change in Control, notice of the occurrence of the Change in Control and of the repurchase rights arising in connection therewith shall be given, in the manner prescribed above for notices of redemption, on or before the t day after the occurrence of a Change in Control.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          In the event of redemption or repurchase of this Security in part only, a new Security or Securities for the unredeemed or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereto and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to repurchase this Security as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable in the Security Register, upon surrender of a Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, or subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any such Transfer Agent, at the offices of the Transfer Agent described herein, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat, prior to due presentment for registration of transfer, the Person in whose name a Security is registered as the owner thereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.


          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


SECTION 203.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.

                              AMERICAN BANK NATIONAL ASSOCIATION,
                                 As Trustee


                              By________________________
                              Authorized Signatory


SECTION 204.   FORM OF REPURCHASE NOTICE.


                                REPURCHASE NOTICE


          The undersigned Holder of this Security hereby irrevocably exercises the right of repurchase of this Security in accordance with the terms of the Indenture referred to in this Security, and directs the Company to repurchase the within Security pursuant and subject to its terms at a price equal to 101% of the principal amount of the portion of this Security to be repurchased, together with interest to the Repurchase Date to the undersigned. If Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



          For this Security to be repurchased the Holder must deliver this Security with this "Repurchase Notice" form duly completed to the Company (or an agent of the Company designated by the Company in the Company Notice) on or before the 30th day after the date of mailing of the Company Notice (or if such 30th day is not a Business Day, the next succeeding Business Day).



Dated:___________________________       Signature:____________________________
                                        (Sign exactly as your name appears on
                                        the front of this Security)

Signature Guarantee*: _________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other such program acceptable to the Trustee)

If Securities are to be registered           If only a portion of the Securities
in the name of a Person other than           is to be repurchased, please
the Holder, please print such                indicate:
Person's name, address, and tax
identification number, if any: _______       1.   Principal amount to be
______________________________________            repurchased:__________
______________________________________            $__________
______________________________________       2.   Amount and denomination of
                                                  Securities represented
                                                  unrepurchased principal
                                                  amount to be issued:
                                                  Amount:   $_________
                                                  Denominations:
                                                  $_________
                                                  ($1,000 or an integral
                                                  multiple thereof)


SECTION 205.   SECURITIES ISSUABLE IN THE FORM OF A GLOBAL SECURITY.

          (a) If the Company shall establish that the Securities are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with
Section 303 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver, such Global Security or Securities, which
(i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein."



          (b)  Notwithstanding any other provisions of this Section 205 or of
Section 304, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 304, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

          (c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such series shall not longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities in exchange for such Global Security, will authenticate and deliver, individual Securities of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.



          (ii) The Company may at any time and in its sole discretion determine that the Securities or portion thereof issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities or portion thereof in exchange for such Global Security or Securities.



          (iii) If specified by the Company with respect to Securities issued in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Security or Securities of like tenor and terms and of any aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depository in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.



          (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Office such Securities to the persons in whose names such Securities are so registered.




                                  ARTICLE THREE

                                 The Securities

SECTION 301.   TITLE AND TERMS.


          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $125 million except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 805 or 1108.



          The Securities shall be known and designated as the "    %
Subordinated Notes due 2005" of the Company; provided, however, that in the event the Conversion Condition is satisfied, from and after the Convertible
Redemption Date the Securities shall be known and designated as  the "   %
Subordinated Notes due 2005" of the Company. The Stated Maturity of the Securities shall be ___________, 2005, and they shall bear interest at the rate of ______% per annum (i) with respect to Securities issued on the Issue Date, from _______, 1995 or the most recent Interest Payment Date on which interest has been paid or duly provided for and (ii) with respect to any subsequently issued Securities, from the most recent Interest Payment Date on which interest has been paid or provided for with respect to the Securities issued on the Issue Date, payable semi-annually in arrears on _______ and ___________, until the principal thereof is paid or made available for payment; PROVIDED, HOWEVER, that in the event that the Conversion Condition is satisfied on or prior to the Convertible Redemption Date, from and after the Convertible Redemption Date, the
Securities will bear interest at the rate of   % per annum.


          The principal of (and premium, if any) and interest on the Securities shall be payable as provided in the form of Securities set forth in Section 202 (any city in which any Paying Agent is located being herein called a "Place of Payment").

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

          The Securities shall be repurchased by the Company if required by the Holders thereof, as provided in Article Fourteen.

SECTION 302.   DENOMINATIONS.

          The Securities shall be issuable in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.


SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Office of the Trustee a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.


          Subject to Section 205 upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to
Section 1002 for such purpose or
at the Corporate Office of the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.



          Subject to Section 205 at the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.


          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed and accompanied by such other documentation as the Company or the Security Registrar may reasonably require, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney only authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 805 or 1103 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or
(ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.


SECTION 305.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new security, pay such Security on the Payment Date.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 306.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business in the Regular Record Date for such interest.


          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent Special Record Date, which date shall be the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent Special Record Date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent Special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 307.   PERSONS DEEMED OWNERS.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered as the owner of the Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 306) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 308.   CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee may be destroyed and the Trustee shall furnish to the Company a certificate with respect to any such destruction upon the written request of the Company.


SECTION 309.   COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


SECTION 310.   CUSIP NUMBERS.

          The Company in issuing Securities under the Indenture may use a "CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in any repurchase notice as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall use its best efforts to cause any Securities issued pursuant to this Indenture after the Issue Date to bear the same "CUSIP" number as the Securities issued on the Issue Date.



                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003); or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

            (i)   have become due and payable, or

           (ii)   will become due and payable at their
     Stated Maturity within one year, or

          (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be together with irrevocable instructions to the Trustee from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and


     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 611, and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.   APPLICATION OF TRUST MONEY.

          Subject to the provisions of the penultimate paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                  ARTICLE FIVE

                                    Remedies

SECTION 501.   EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


          (1) default in the payment of the principal of, or premium, if any, on any of the Securities, when due and payable (at its Stated Maturity, upon optional redemption, required repurchase or otherwise); or

          (2) default in the payment of any installment of interest on any of the Securities, when due and payable for 30 days; or


          (3) (a) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with in clause (1), (2) or in clause (b) of this clause (3)), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the then Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or (b) the failure by the Company to comply with its obligations under Article Seven, or a default on the applicable Repurchase Date, in the purchase of Securities required to be purchased by the Company pursuant to the Company Notice as to which an offer of repurchase has been mailed to Holders or the failure to make the required repurchase offer as required hereunder; or




          (4) a default or defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million and such Payment Default or acceleration of Indebtedness has not been rescinded or annulled within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the then Outstanding Securities a written notice specifying such default and requiring the Company to cause such Payment Default to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or


          (5) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Subsidiaries, and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; or

          (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the commencement by the Company of a voluntary case or proceeding under any applicable United States Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable United States Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action. Subject to the provisions of Section 601, the Trustee shall not be deemed to have knowledge of a default under subsections (3), (4), (5), (6) or (7) hereunder unless either
     (A) a Responsible Officer of the Trustee shall have actual knowledge of any such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder of a Security, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument.


SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.


     (a) If an Event of Default (other than as specified in clause (6) or (7) of Section 501) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities may, and the Trustee, upon request of the Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities, shall declare the Securities due and payable immediately at their principal amount (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price) together with accrued and unpaid interest, if any, to the date the Securities become due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or Repurchase Price) together with accrued and unpaid interest, if any, to the date the Securities become due and payable shall become immediately due and payable. If an Event of Default with respect to the Company specified in clause (6) or (7) of Section 501 occurs, all principal of, premium applicable to, and accrued interest on all then Outstanding Securities, shall be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.



     (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the then Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul on behalf of all Holders, such declaration and its consequences if


          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay


               (A)  all overdue interest on all then Outstanding Securities,


               (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.


          The Company covenants that if:



          (1) a default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or



          (2) a default is made in the payment of the principal of (or premium, if any, on) any Security at the Stated Maturity thereof including the payment of the Repurchase Price, on the Repurchase Date, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest at the rate borne by the Securities and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest with respect to the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, agreement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.


          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.



SECTION 506.   APPLICATION OF MONEY COLLECTED.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the Trustee under Section
     606;






          SECOND:   To the payment of the amounts then due and unpaid for
     principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and



          THIRD:    To the Company, the remainder, if any.

          The Trustee may fix a record date and a payment date for any payment to Holders pursuant to this Section 506.



SECTION 507.   LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;


          (2) the Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities shall have made written request to the Trustee to institute such proceedings in respect of such Event of Default in its own name as Trustee hereunder;


          (3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and


          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then Outstanding Securities;


it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 306) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.


SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.   DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.


SECTION 512.   CONTROL BY HOLDERS.


          The Holders of not less than a majority in principal amount of the then Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) reasonable indemnity satisfactory to the Trustee against the costs, expenses (including reasonable fees of its counsel) and liabilities shall have been offered the Trustee.


SECTION 513.   WAIVER OF PAST DEFAULTS.


          The Holders of not less than a majority in principal amount of the then Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default


          (1) in the payment of the principal of (or premium, if any) or interest on any Security, or


          (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each then Outstanding Security affected.



          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.



SECTION 514.   UNDERTAKING FOR COSTS.


          All parties to this Indenture agree, and each Holder of a Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the then Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of repurchase, on or after the Repurchase Date).



SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   The Trustee


SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

          (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, EXCEPT that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;


          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the then Outstanding Securities, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and


          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.   CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;


          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;


          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;


          (h) matters shall not be deemed known to the Trustee unless such matters are known to a Responsible Officer of the Trustee; and



          (i) except with respect to Section 1001, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 501(1), 501(2) or 1001, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.



SECTION 603.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 604.   MAY HOLD SECURITIES.

          The Trustee, any Authenticating Agent, any Paying Agent, any Transfer Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Transfer Agent, Security Registrar or such other agent.


SECTION 605.   MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 606.   COMPENSATION AND REIMBURSEMENT.

          The Company agrees

          (1) to pay to the Trustee from time to time such compensation as shall be agreed upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts set forth in this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including the reasonable expenses and disbursements of its counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


SECTION 607.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50 million subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.



SECTION 608.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent Jurisdiction for the appointment of a successor Trustee.


          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the then Outstanding Securities delivered to the Trustee and to the Company.


          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 613(a) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the then Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.


          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided in Section 105. Each notice shall include the name of the successor Trustee and the address of its Corporate Office.


SECTION 609.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its fees and expenses in accordance with Section 606, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 611.   APPOINTMENT OF AUTHENTICATING AGENT.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial repurchase or pursuant to Section 305, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.


          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.


                              American Bank National Association



                              ------------------------------
                                 As Trustee


                              By
                                ----------------------------
                                   As Authenticating Agent


                              By
                                ----------------------------
                                   Authorized Officer

SECTION 612.   NOTICE OF DEFAULTS.



          Within 90 days after the occurrence of any Default hereunder, the Trustee shall give to the Holders of Securities notice as provided in Section 105 of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.


SECTION 613.   DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 614.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.


          If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE SEVEN

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 701.   COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

          The Company will not, in any transaction or series of transactions, consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company may not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:


               (1) in case the Company will consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, such Person (any such surviving Person or transferee Person being the "Surviving Person") shall be a corporation or partnership, shall be organized and validly existing under the laws of the United States of America or any political subdivision thereof and shall expressly assume by supplemental indenture reasonably satisfactory to the Trustee the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; and

               (2) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and


               (3) the Company or the Surviving Person, as the case may be, after giving effect to such transactions or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions ) could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008; provided, however, that this clause (3) shall not prohibit the merger of a Wholly Owned Subsidiary into the Company.


SECTION 702.   SUCCESSOR SUBSTITUTED.


          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When such successor Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE EIGHT

                             Supplemental Indentures

SECTION 801.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:


          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with Article Seven; or

          (2) to add to the covenants of the Company for the benefit of the Holders of Securities, or to surrender any right or power herein conferred upon the Company; or

          (3)  to secure the Securities; or

          (4) to provide for uncertificated Securities, as well as, or in the place of certificated Securities; or



          (5) to make any change to this Indenture necessary to cause the Indenture to comply with the Trust Indenture Act even if such change is inconsistent with another provision hereof; or to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.


SECTION 802.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.


          With the consent of the Holders of not less than a majority in principal amount of the then Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board of Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each then Outstanding Security affected thereby,



          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or the Repurchase Price or change the Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of a redemption or repurchase, on or after the Redemption Date or Repurchase Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or



          (2) reduce the percentage in principal amount of the then Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or


          (3) change the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, or

          (4)  modify any of the provisions of this Section, Section 513 or
     Section 1016, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each then Outstanding Security affected thereby.


          It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Notwithstanding the foregoing, a supplemental indenture changing or adding any provision of this Indenture (whether entered into pursuant to Section 801 or Section 802) shall not make any change or addition that affects the rights under Article Twelve in a manner adverse to any holder of an issue of Senior Indebtedness unless the holders of such issue of Senior Indebtedness pursuant to its terms consent to the change or addition.


SECTION 803.   EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 804.   EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 805.   NOTATION ON OR EXCHANGE OF SECURITIES.

          (a) If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.


          (b) In the event the Conversion Condition is satisfied, if the Company or the Trustee so determines, the Holders shall deliver their Securities to the Trustee and the Company shall issue and the Trustee shall authenticate a new certificate in exchange for such Securities that reflects (i) the
designation of the Securities as the "   % Subordinated Notes due 2005" of the
Company and (ii) the Satsifaction of the Conversion Condition.


SECTION 806.   NOTICE OF SUPPLEMENTAL INDENTURES.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall give notice, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 105. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.


SECTION 807.   CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


                                  ARTICLE NINE

                        Meetings of Holders of Securities

SECTION 901.   PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.


SECTION 902.   CALL, NOTICE AND PLACE OF MEETINGS.

          (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 901, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 105, not less than 20 nor more than 60 days prior to the date fixed for the meeting.



          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the then Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in section 901, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.



SECTION 903.   PERSONS ENTITLED TO VOTE AT MEETINGS.


          To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more then Outstanding Securities, or (2) a Person appointed by an instrument as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at such meeting of Holders shall be the Persons entitled to vote at such meetings and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.



SECTION 904.   QUORUM; ACTION.


          The Persons entitled to vote a majority in principal amount of the then Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 902(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.


          Subject to the requirements of Section 802, any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of the Securities, whether or not present or represented at the meeting.

SECTION 905.   DETERMINATION OF VOTING RIGHTS;
               CONDUCT AND ADJOURNMENT OF MEETINGS.

          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 103 and the appointment of any proxy shall be proved in the manner specified in Section 103. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 103 or other proof.


          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 902(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the then Outstanding Securities represented at the meeting.


          (c) At any meeting each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.


          (d)  Any meeting of Holders of Securities duly called pursuant to
Section 902 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.


SECTION 906.   COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

          The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signature of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified writ-ten reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given a provided in Section 902 and, if applicable, Section 904.
Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


SECTION 907.   ACTION BY WRITTEN CONSENT.

          Notwithstanding any other provisions of this Article Nine, holders may take any action permitted to be taken pursuant to Section 901 herein by written consent.


                                   ARTICLE TEN

                                    Covenants

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.


          The Company hereby appoints the corporate office of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment, and for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.


          The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; PROVIDED, HOWEVER, that the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

          If at any time the Company shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Corporate Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.


SECTION 1003.  MONEY FOR SECURITIES; PAYMENTS TO BE HELD
               IN TRUST; NOTICE REGARDING PAYING AGENTS.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its actions or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Pay-ing Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and any Holder shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

          Prior to the appointment of any Paying Agent (other than the Trustee) by the Company, the Company shall give written notice of such appointment (which notice shall include the address for purposes of notice hereunder of such Paying Agent) to the holders of each issue of Senior Indebtedness in accordance with the terms of each such issue.


SECTION 1004.  EXISTENCE.

          Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchise; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005.  MAINTENANCE OF PROPERTIES.


          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


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

SECTION 1006.  PAYMENT OF TAXES AND OTHER CLAIMS.


          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1007.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.


          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of, an Affiliate of the Company or any Subsidiary (other than transactions between the Company and a Wholly Owned Subsidiary of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable in the aggregate than those that might reasonably have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate; PROVIDED that neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving a value of $10 million or more, unless a majority of the disinterested members of the Board of Directors of the Company determines in good faith as evidenced by a Board Resolution that the terms are no less favorable in the aggregate to the Company than those that might reasonably have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate.



SECTION 1008.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

          (a) Except as set forth in this Section 1008, the Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.


          (b) Notwithstanding Section 1008(a), the Company and its Subsidiaries may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of such Indebtedness and (ii) after giving effect to the Incurrence of such Indebtedness (and all other Indebtedness Incurred since the end of the most recently completed fiscal quarter of the Company preceding the date of determination), Indebtedness of the Company calculated on a consolidated basis in accordance with GAAP, shall not be more than the greater of (x) the product of the EBITDA of the Company for the four most recent fiscal quarters for which financial information is available,


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

multiplied by ten (10) for the period beginning with the Issue Date through July __, 1997 and multiplied by eight thereafter and (y) the product of Financed Pops as of the last day of such four fiscal quarter period multiplied by $70. The calculations in the preceding sentence shall be made assuming in the case of acquisitions or dispositions which occurred during such four-quarter period or subsequent to such four-quarter period and on or prior to the date of the transaction giving rise to the calculations referred to in the preceding sentence, that such acquisitions or dispositions occurred (on a pro forma basis) on the first day of such four-quarter period.



SECTION 1009.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company will not, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to the holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable in its Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock)), or

               (ii) purchase, redeem or otherwise acquire or retire for value, Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock), or

               (iii)     make any Investment other than a Permitted Investment;


(each of the foregoing actions set forth in clauses (i) through (iii) being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto:


               (a) no Default or Event of Default shall have occurred and be continuing;

               (b) after giving effect to such Restricted Payment (and all other Restricted Payments made since the end of the most recently completed fiscal quarter of the Company preceding the date of determination) and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment (and such other Restricted Payments), the Company could incur $1.00 of additional Indebtedness under Section 1008(b), other than Permitted Indebtedness; and

               (c)(1) after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including those made pursuant to clause (c)(2) below) made on or after July 1, 1995 shall not exceed the sum of (i) the amount determined by subtracting (x) 1.5 times the Consolidated Interest Expense of the

          Company for the period (taken as one accounting period) from July 1, 1995 to the last day of the fiscal quarter preceding the date of the Restricted Payment (the "Computation Period") from (y) EBITDA of the Company for the Computation Period, plus (ii) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be evidenced by a resolution filed with the Trustee), received by the Company from the issuance or sale on or after the Issue Date of any shares of its Capital Stock (excluding Disqualified Capital Stock, but including Capital Stock issued upon the conversion of, or exchange for, any Indebtedness convertible into or exchangeable for Capital Stock of the Company (other than Disqualified Capital Stock) or options, warrants or rights to purchase Capital Stock of the Company (other than Disqualified Capital Stock)) to any Person (other than a Subsidiary of the Company); provided, however, that in the event the Conversion Condition is satisfied, the aggregate net proceeds received by the Company from the issuance of its Capital Stock in respect of the conversion of the 6 3/4% Convertible Subordinated Debentures due 2009 shall be excluded from the aggregate net proceeds received by the Company pursuant to this clause (ii).



                For purposes of clause (c)(ii) above, the value of the aggregate net proceeds received by the Company from the issuance or sale of its Capital Stock upon the conversion or exercise of any other securities convertible into or exchangeable for Capital Stock of the Company will be deemed to be an amount equal to (a) the sum of (i) (x) in the case of Indebtedness convertible into shares of Capital Stock, the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange or (y) in the case of options, warrants or other rights to purchase shares of Capital Stock, the cash proceeds, if any, received by the Company upon issuance of such options, warrants or other rights, and (ii) the additional cash consideration, if any, received by the Company upon conversion or exchange, less any payment on account of fractional shares, MINUS (b) all expenses incurred in connection with such issuance or sale.


          (2)  The Company may make Restricted Payments not subject to clauses
(b) and (c)(1) above in an aggregate amount not to exceed $10 million on or after July 1, 1995.




          Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; (2) the acquisition of Capital Stock either (i) solely in exchange for shares of Qualified Capital Stock, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other


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


than to a Subsidiary of the Company) of shares of Qualified Capital Stock; (3) the elimination of fractional shares or warrants; and (4) the purchase for value of shares of Capital Stock of the Company held by directors, officers or employees upon death, disability, retirement, termination of employment not to exceed $1 million; PROVIDED that in the case of clauses (2), (3), and (4) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), 2(ii), (3) and (4) shall be included in such calculation.



SECTION 1010.  LIMITATION ON DIVIDEND AND OTHER PAYMENT
               RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist, or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or a Subsidiary of the Company or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Subsidiary of the Company, or the properties or assets of the Company or any Subsidiary of the Company, other than the Person, the properties or assets so acquired and which encumbrance or restriction was not put in place in anticipation of or in connection with such acquisition; (5) agreements existing on the Issue Date; (6) security agreements permitted by the Indenture securing Indebtedness permitted by the Indenture to the extent such security agreements restrict the transfer of the property subject thereto; (7) the Credit Agreements as in effect on the Issue Date; or (8) an agreement effecting a refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (6) or
(7) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company in any material respect in the reasonable judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (6) or (7).


SECTION 1011.  PROVISION OF FINANCIAL INFORMATION.


          The Company shall deliver to the Trustee and mail to each Holder, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the

Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee and Holders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may be rules and regulations prescribe) which are specified in Section 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of
Section 314(a) of the Trust Indenture Act.



SECTION 1012.  INVESTMENT COMPANY ACT.

          The Company shall, and shall cause its Subsidiaries to, operate their respective businesses so as not to be required to register as investment companies under the Investment Company Act of 1940, as amended.


SECTION 1013.  NOTICE OF DEFAULT.

          The Company shall notify the Trustee and any Paying Agent in writing of each and every default or Event of Default as soon as practicable after the occurrence thereof is known to the Company.


SECTION 1014.  PROHIBITION ON INCURRENCE OF SUBSIDIARY INDEBTEDNESS.

          After the Issue Date, the Company shall not permit any of its Subsidiaries to incur any Indebtedness other than (i) Indebtedness incurred pursuant to a Senior Secured Credit Facility, (ii) Vendor Financing Indebtedness and (iii) Intercompany Indebtedness. After the Issue Date, the Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary of the Company).


SECTION 1015.  ANNUAL STATEMENTS BY OFFICERS AS TO DEFAULT.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 1001 to 1015, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.



SECTION 1016.  LIMITATION ON LIENS WITH RESPECT TO PARI PASSU

               OR SUBORDINATED INDEBTEDNESS.

          The Company will not, and will not permit any Subsidiary of the Company to Incur as security for any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, Guarantee or other liability with respect thereto by any Subsidiary of the Company), any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Subsidiary of the Company, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, except for any Lien securing Acquired Indebtedness; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company.



SECTION 1017.  WAIVER OF CERTAIN COVENANTS.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1001 to 1016, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the then Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition, if any, shall remain in full force and effect.



                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101.  RIGHT OF REDEMPTION.

          The Securities may be redeemed at the Company's option, in whole or in part from time to time, at any time on or after _________, 2000 at the Redemption Prices (expressed as a percentage of the principal amount) specified in the form of Securities hereinbefore set forth in Section 202, together with accrued interest to the Redemption Date.

SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. In the event of a redemption at the election of the Company of all the Securities, the Company shall, at least 10 days prior to the date on which notice of such redemption is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption (including the proposed Redemption Date).


SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.


          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the then Outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities; PROVIDED, HOWEVER, that no such partial redemption shall reduce the principal amount of a Security not redeemed to less than $1,000.


          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION   NOTICE OF REDEMPTION.

          (a) Notice of redemption shall be given to the Holders of the Securities to be redeemed in the manner provided in Section 105 not less than 30 nor more than 60 days prior to the Redemption Date.


          All notice of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the then Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, and the aggregate principal amount of Securities which will be Outstanding after such partial redemption,


          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (6)  the CUSIP Number, if any, applicable to the Securities.

          In the case of partial redemption, the notice shall specify the last date on which exchanges or transfers of Securities may be made pursuant to
Section 304, and the serial numbers and the portions thereof called for redemption.


          (b) The Trustee, or the Company, as the case may be, shall also concurrently with giving the notice referred to in Section 1105(a) mail a copy of such notice to holders of Designated Senior Indebtedness.


          (c) Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, together with an Officers' Certificate to the effect that such redemption is not prohibited by the terms of any outstanding issue of Senior Indebtedness.


SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 306.


          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.


SECTION 1108.  SECURITIES REDEEMED IN PART.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                           Subordination of Securities

SECTION 1201.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.


          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities, the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company and shall rank PARI PASSU in right of payment with the Company's 8.75% Convertible Senior Subordinated Notes due 2001.

SECTION 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.


          In the event of any payment or distribution of assets to creditors upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the Holders of Senior Indebtedness shall be first entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness in cash or Cash Equivalents (including, without limitation, interest accruing after commencement of any case or proceeding referenced in clause (a)), or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment with respect to the principal of or premium, if any, or interest on the Securities or the Trustee is entitled to receive any payment hereunder, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.



          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities when such payment or distribution is prohibited by the first paragraph of this Section 1202, before all Senior Indebtedness is paid in full or payment thereof provided for, and if either (a) such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, or (b) the Trustee has not received notice from the Company that all Senior Indebtedness has been paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.


          For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Seven shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Seven.


SECTION 1203.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

          In the event that

          (a) any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto has occurred and is continuing, or

          (b) an event of default with respect to any Senior Indebtedness shall have occurred and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it otherwise would have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or

          (c) an event of default in respect to any Designated Senior Indebtedness shall have occurred permitting the holders of such Designated Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, which shall be the subject of an Enforcement Notice (as defined below) given to the Trustee by any holders of such Designated Senior Indebtedness, unless and until the Enforcement Notice shall have been withdrawn or such event of default shall have been cured or waived or shall have ceased to exist, or


          (d) any judicial proceeding shall be pending with respect to any such Default in (a), (b), or (c), or


          (e) any of the Securities become or are declared due and payable prior to the date on which they otherwise would have become due and payable because of a default under this Indenture and such default or acceleration under this Indenture constitutes a default with respect to any outstanding issue of Designated Senior Indebtedness and such default in respect of Designated Senior Indebtedness is not cured or waived or does not cease to exist, then no payment shall be made by the Company on account of principal of or premiums, if any, or interest on, the Securities, on account of any obligations to make payments to the Trustee hereunder or on account of the repurchase or other acquisition of Securities.


          In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 1203 then and in such event such payment shall be held in trust for the holders of Senior Indebtedness and shall be paid over and delivered forthwith to the Company or as a court or competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holder of Senior Indebtedness.



          "Enforcement Notice" for purposes of this Section shall mean a written notice delivered by any holder of an issue of Designated Senior Indebtedness which shall state that facts constituting an event of default (other than a default in payment) have occurred, describe in reasonable detail the nature of the event of default and any facts constituting any other event of default (other than a default in payment) then known to the holder of such Designated Senior Indebtedness delivering such notice and shall indicate the intention of such holder of Designated Senior Indebtedness, subject to such holder's right to withdraw such notice, to initiate judicial proceedings with respect to any of the events of default so identified. An Enforcement Notice may be withdrawn by the holder of such Designated Senior Indebtedness at any time. An Enforcement Notice shall be deemed to have been withdrawn and shall not affect any payments on the Securities if the holder of such Designated Senior Indebtedness within 150 days of giving the Enforcement Notice to the Trustee does not commence and diligently pursue a judicial proceeding with respect to the events of default identified in such Enforcement Notice. After an Enforcement Notice is withdrawn or deemed withdrawn, the Company shall promptly resume making any and all payments on the Securities, including missed payments. The holders of any issue of Designated Senior Indebtedness shall not be entitled to give more than one Enforcement Notice with respect to all defaults known to such holders at the time of giving any such Enforcement Notice during any consecutive twelve-month period; PROVIDED, HOWEVER, that if an event of default with respect to such Designated Senior Indebtedness has resulted in an Enforcement Notice and such event of default has been waived or been cured by an amendment to the Designated Senior Indebtedness, an Enforcement Notice may be given by any holder of such issue of Designated Senior Indebtedness within such twelve-month period with respect to an event of default relating to any term or condition of such waiver or amendment.


          The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.


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

SECTION 1204.  PAYMENT PERMITTED IF NO DEFAULT.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payment at any time of principal (and premium, if any) or interest on the Securities, or making payments to the Trustee hereunder, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of obligations hereunder to the Trustee or to the payment of or on account of the principal of (and premium, if any) or interest on, the Securities or the retention of such payment by the Holders, unless, at the time of such application by the Trustee, the Trustee has knowledge of the existence of any facts which prohibit the making of any payment by the Trustee.


SECTION 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.



SECTION 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


SECTION 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


SECTION 1208.  NO WAIVER OF SUBORDINATION PROVISIONS.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any security therefor, or increase the amounts outstanding thereunder or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or is secured; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the Senior Indebtedness, including, without limitation, any guarantor thereof; (iv) exercise or refrain from exercising any rights against the Company and any other Person; and (v) otherwise deal freely with the Company or any other Person.


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

SECTION 1209.  NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor at least one business day prior to a payment date; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section
601, shall be entitled in all respects to assume that no such facts exist.

          Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 1210.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1211.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, but shall have only such obligations to such holders as are expressly set forth in this Article.


SECTION 1212.  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR
               INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.


SECTION 1213.  ARTICLE APPLICABLE TO PAYING AGENTS.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 1214.  CERTAIN CONVERSIONS DEEMED PAYMENT.

          For the purposes of this Article only, (1) the issuance and delivery of junior securities upon repurchase or other acquisition of Securities pursuant to Article Fourteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on, Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon repurchase or other acquisition of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.


SECTION 1215.  OFFICER'S CERTIFICATE.

          If there occurs an event referred to in Section 1202 or 1203, the Company shall promptly give to the Trustee an Officers' Certificate (upon which the Trustee may conclusively


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

rely unless it has actual knowledge to the contrary) which identifies the holders of all Senior Indebtedness (or their trustee or other representative) and the principal amount of Senior Indebtedness then outstanding by each such holder.


                                ARTICLE THIRTEEN

                Holders' Lists and Reports by Trustee and Company


SECTION 1301.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee:


          (a)  semiannually, not more than 15 days after each         and
      a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, as the case may be; and


          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content, such list to be dated as of a date not more than 15 days prior to the time such list is furnished;

notwithstanding the foregoing subsections (a) and (b), at such times as the Trustee is the Security Registrar and Paying Agent, no such list shall be required to be furnished.

SECTION 1302.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 1301 and the names and addresses of Holders received by the Trustee in any capacity as Security Registrar or Paying Agent. The Trustee may destroy any list furnished to it as provided in Section 1301 upon receipt of a new list so furnished.


          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.



          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.


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

SECTION 1303.  REPORTS BY TRUSTEE.


          Within 60 days after May 15 of each year commencing with the year 1996, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.


SECTION 1304.  REPORTS BY COMPANY.


          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                ARTICLE FOURTEEN

                     Repurchase of Securities at the Option
                      of the Holder Upon Change in Control

SECTION 1401.  RIGHT TO REQUIRE REPURCHASE.


          In the event that there shall occur a Change in Control (as hereinafter defined) with respect the Company, then each Holder of a Security shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all or any portion of such Holder's Securities (except that any Security must be repurchased in $1,000 denominations or integral multiples thereof on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 1402(A)) at a purchase price equal to 101% of the principal amount of Securities to be repurchased (the "Repurchase Price"), together with accrued interest, if any, to the Repurchase Date.


SECTION 1402.  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.


          (a) Unless the Company shall have theretofore called for redemption all the then Outstanding Securities pursuant to Article Eleven, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the written request of the Company, the


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

Trustee, shall give at least once to all Holders in the manner provided in
Section 105 notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also (a) concurrently with giving the Company Notice referred to in the preceding sentence, mail a copy of such notice of a repurchase right to holders of Senior Indebtedness in the manner provided for in each such issue of Senior Indebtedness and (b) deliver a copy of such notice of a repurchase right to the Trustee. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control.


          All notices of a repurchase right shall state:

               (1)  the Repurchase Date,

               (2) the date by which the repurchase right must be exercised,

               (3)  the Repurchase Price,

               (4) a description of the procedure which a Holder must follow to exercise a repurchase right, and

               (5)  the CUSIP Number applicable to the Securities.

          No failure of the Company to give the foregoing notice or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities, if any.


          (b) To exercise a repurchase right, a Holder shall deliver to the Company at any office or agency of the Company maintained for that purpose pursuant to Section 1002 on or before the 30th day after the date of the mailing of the Company Notice the Securities to be so repurchased, duly endorsed or assigned to the Company in blank, with the repurchase notice appearing on the Security duly completed and executed. Such written notice shall be irrevocable.



          (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the repurchase right has been exercised; provided, however, that installments of interest on Securities which Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 306.

          (d) If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Security.



          (e) Any Security which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires from Holders of Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.


SECTION 1403.  CERTAIN DEFINITIONS.

          For purposes of this Article:

          (a) the term "Associate" of any Person, means (1) any corporation or organization (other than the Company or a Subsidiary of the Company or any Person controlled directly or indirectly (as defined in the definitions of Affiliate in Section 101) by the Company or a Subsidiary of the Company) of which such Person is an officer or general partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any of its parents or Subsidiaries;


          (b) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the Issue Date, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act and for the purpose of this Article Fourteen, "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of such Act as in effect on the date of the original execution of this Indenture, and beneficial ownership of any Person shall include beneficial ownership by any Associate of such Person; and


          (c) a "Change in Control" of the Company shall be deemed to have occurred at such time as (i) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of more than 40% of the total voting power of all shares of Capital Stock of the Company entitled to vote in elections of directors, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or (iii) the Company consolidates with or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, in either event pursuant to a transaction in which the outstanding shares of capital stock of the Company entitled to vote in the election of directors is changed into or exchanged for cash, securities or other property (excluding, however, any such transaction where the outstanding shares of the Company entitled to vote in the election of directors is changed into or exchanged for (x) voting stock of the surviving or transferee corporation which is neither Disqualified Capital Stock nor Exchangeable Stock or (y) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment (and such amount will be treated as a Restricted Payment for all purposes of the Indenture)).


                                 ARTICLE FIFTEEN

                       Defeasance and Covenant Defeasance

SECTION 1501.  COMPANY'S OPTION TO EFFECT DEFEASANCE
               OR COVENANT DEFEASANCE.

          The Company may elect, at its option at any time, to have Section 1502 or Section 1503 applied to the Outstanding Securities (as a whole and not in part) upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.


SECTION 1502  DEFEASANCE AND DISCHARGE.


          Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called "Defeasance"), and thereafter such Securities shall not be subject to redemption pursuant thereto. For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated


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or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to the then Outstanding Securities (as a whole and not in part) notwithstanding the prior exercise of its option to have Section 1503 applied to such Securities.


SECTION 1503.  COVENANT DEFEASANCE.


          Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), (1) the Company shall be released from its obligations under Sections 1005 through 1011, inclusive, Sections 1014 and 1016 and any covenant provided pursuant to Section 801(2) and (2) the occurrence of any event specified in Section 501(3)(a) (with respect to any of Sections 1005 through 1011, inclusive, Section 1014 and any such covenants provided pursuant to Section 801(2)) or Section 501(5) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(5)), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.


SECTION 1504.  CONDITIONS TO DEFEASANCE OR COVENANT
               DEFEASANCE.

          The following shall be the conditions to the application of Section 1502 or Section 1503 to the Outstanding Securities:


          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 607 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written


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

     certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any instalment of interest on such Securities then outstanding, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.


          (2) In the event of an election to have Section 1502 apply to the Outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          (3) In the event of an election to have Section 1503 apply to the Outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

          (4) No Default with respect to the Outstanding Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such


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

     deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

          (5) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

          (6) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.


          (7) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder.



          (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.



          (9) No event or condition shall exist that would prevent the Company from making payments of the principal of and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit.



          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.


     In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

     In the event that the Company takes the necessary action to comply with the provisions described in this Section 1504 and the Securities are declared due and payable because of the occurrence of an Event of Default, the Company will remain liable for all amounts due on the Securities at the time of acceleration resulting from such Event of Default in excess of the amount of money and U.S. Government Obligations deposited with the Trustee pursuant to this Section 1504 at the time of such acceleration.


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

SECTION 1505.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS
               TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS.


          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1506, the Trustee and any such other trustee are referred to collectively as the ("Trustee") pursuant to Section 1504 in respect of the then Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.


          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Outstanding Securities.


SECTION 1506.  REINSTATEMENT.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1502 or 1503 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1505 with respect to such Securities in accordance with this Article; PROVIDED, HOWEVER, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

                              ____________________


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

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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

          IN WITNESS WHEREOF, the parties hereto have caused this indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                             COMMNET CELLULAR INC.

                                             By
                                                ----------------------
                                             Name:
                                             Title:
Attest:

- -------------------------
                                             AMERICAN BANK NATIONAL
                                             ASSOCIATION
                                                as Trustee

                                             By
                                               -----------------------
                                             Name:
                                             Title:
Attest:

- -------------------------


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